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                   PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into effective this 15th day of April, 1996, by and between Elizabeth McFarland, an Indiana resident
("Pledgor"), and Personnel Management, Inc., an Indiana corporation ("Pledgee").

                   WITNESSETH THAT:

     WHEREAS, Pledgee has twice previously authorized the making of a loan to Pledgor under the Personnel
Management, Inc. Loan Plan for Key Employees for the purpose of paying income tax with respect to Pledgor's
December 29, 1994 exercise of non-qualified stock options to purchase shares of common stock of Pledgee, which loan was never disbursed, and Pledgor previously executed a promissory note in connection with such loan, which promissory note has been terminated and cancelled because of such non-disbursement of funds; and

     WHEREAS, concurrently with the execution of this Agreement, Pledgee is making a loan to Pledgor outside of the Loan Plan for Key Employees in the principal amount of $123,352 (the "Loan") for the purpose of assisting
Pledgor in satisfying her personal tax obligations in connection with Pledgor's option exercise; and

     WHEREAS, the parties desire to enter into this Agreement in order to secure the payment and performance of Pledgor's obligations under the Promissory Note executed by Pledgor in favor of Pledgee in connection with the Loan and dated concurrently herewith (the Note);

     NOW, THEREFORE, in consideration of the premises, and of the mutual promises, covenants, agreements, representations and warranties contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Security Interest. Pledgor grants to Pledgee a security interest in 24,670 of the shares of Common
Stock of Pledgee owned by Pledgor and all proceeds and replacements thereof (the "Shares"). The security interest granted to Pledgee shall secure the performance and payment of all obligations of Pledgor under the Note
(all such obligations hereinafter being referred to as the "Obligations"). Concurrently herewith Pledgor has delivered to Pledgee certificates representing the Shares
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together with stock powers duly executed for transfer of
the Shares to Pledgee. Pledgee shall hold and dispose of such certificates as provided in this Agreement.

     2.   Shareholders' Rights.  Unless and until an
Event of Default (as defined herein) has occurred, Pledgor shall be entitled:

          (a)  To exercise all voting rights with
     respect to the Shares; and

          (b)  To receive and collect or to have paid
     over all dividends and distributions declared or paid on the Shares, except (i) dividends or distributions constituting stock dividends, (ii) dividends or distributions in kind, or (iii) liquidating dividends (either partial or complete), provided that any and all such excepted dividends and distributions shall constitute additional collateral for the purposes of this Agreement and shall be delivered and pledged to Pledgee, together with appropriate stock powers or other assignments, and Pledgee shall have in respect thereof all of the powers and rights as are herein provided in respect to the initial Shares.

     3.   Representations and Warranties of Pledgor.
Pledgor represents, warrants, covenants, and agrees that:

          (a) Pledgor is the owner beneficially and of record of the Shares, free and clear of any lien, security interest or other claim to the Shares, except the security interest granted to Pledgee under this Agreement.

          (b)  Pledgor has full power to transfer and
     pledge the Shares without obtaining the consent or approval of any other person, financial institution, or governmental authority.

     4.   Event of Default.

          (a)  "Event of Default" shall mean the
     occurrence of any of the following events:

               (i)  Pledgor fails to pay within ten (10)
          days from and after the date when due any
          amount required to be paid to Pledgee under
          the Note (including sums that become payable
          by reason of acceleration);
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               (ii) Pledgor breaches any term,
          condition, representation, covenant or
          warranty contained in this Agreement;

               (iii)     Pledgor fails to perform any of
          her obligations under this Agreement and such failure to perform continues uncured for a period of fifteen (15) days after written notice of such failure to perform is delivered to Pledgor by Pledgee, provided, however, that if the nature of the failure to perform is such that it can be cured by Pledgor but cannot be cured within the fifteen (15) day period provided above, and if Pledgor commences efforts to effect such cure within such fifteen (15) day period and thereafter diligently proceeds to take such actions as may be reasonably required to effect such cure, the fifteen (15) day cure period provided above shall be extended for a period ending the earlier of (A) forty-five (45) days after the expiration of such fifteen (15) day cure period provided above, (B) the date as of which Pledgor shall cease the diligent pursuit of such actions as may be reasonably required to effect such cure, or (C) the date as of which the cure of such failure to perform by Pledgor shall become impossible;

               (iv) Pledgor admits to being insolvent, a receiver is appointed for any of Pledgor's property, Pledgor makes an assignment for the benefit of creditors or any proceeding is commenced either by Pledgor or against Pledgor under any bankruptcy or insolvency laws and remains undismissed for sixty (60) days.

          (b)  Upon the occurrence of an Event of
     Default, Pledgee shall have all the rights and remedies with respect to the Shares of a secured party under the Indiana Uniform Commercial Code and any other applicable law and may declare all obligations secured hereby immediately due and payable if they are not already due and payable.
     Pledgor shall pay or reimburse Pledgee on demand for all reasonable out of pocket costs and expenses
     (including reasonable attorney fees and legal expenses) incurred by Pledgee in connection with the enforcement of this Agreement.

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     5.   Release of Shares.  Upon payment in full of the
Obligations, Pledgee shall promptly return to Pledgor the stock certificates and stock powers delivered to Pledgee hereunder with respect to the Shares, except for any of the Shares that might have been sold (or otherwise applied to the Obligations) pursuant to this Agreement.

     6.   Waiver.  None of the provisions in this
Agreement and no right of Pledgee hereunder shall be deemed to have been waived by reason of any failure or delay in the exercise of such right or the enforcement of such provisions and none of the rights of Pledgee shall be waived unless such waiver shall be expressed in a writing duly signed by Pledgee. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     7. Binding Effect. All the terms, covenants and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, beneficiaries, personal representatives, administrators, executors, trustees and assigns.

     8. Severability. If any term or application thereof in this Agreement is held to be unenforceable or invalid for any reason, then the validity of all the remaining terms and applications shall not be affected, and, if generally consistent with the basic purposes of this Agreement, the rights and obligations of each of the parties shall be construed and be in force as if this Agreement did not contain such invalid term or application.

     9.   Governing Law.  This Agreement shall be
construed, interpreted and governed in all respects by the laws of the State of Indiana.

     10. Notices. Any notice, request, communication, or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be personally delivered or sent by prepaid same day or overnight courier or certified mail, return receipt requested, postage prepaid, addressed as follows (or addressed to such other addresses as shall be given in writing by any party to the others):

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If to Pledgor
addressed to:            Elizabeth McFarland
                         8153 Lower Bay Lane
                         Indianapolis, Indiana  46236

If to Pledgee,
addressed to:            Personnel Management, Inc.
                         1499 Windhorst Way, Suite 100
                         Greenwood, Indiana 46143
                         Attn: Don R. Taylor, President

     11. Further Assurance. Pledgor agrees that, upon the request of Pledgee, she will execute and deliver to Pledgee such other documents or instruments as shall be deemed reasonably necessary or appropriate by Pledgee to confirm or perfect its pledge of Shares as expressed in
Section 1 above.

     12. Additional Collateral. All certificates evidencing any shares of Common Stock of Pledgee hereafter issued to Pledgor on account of her ownership of the Shares (including, without limitation, stock splits and stock dividends), regardless of class or type, or any other securities issued with respect to the Shares including, without limiting the generality of the foregoing, those issued pursuant to any rights or warrants or by way of stock split or pursuant to a merger, consolidation, reorganization or otherwise, or any substituted securities issued upon conversion, reorganization or otherwise, shall be forthwith pledged and delivered by Pledgor to Pledgee, and the security interest herein granted shall extend thereto.

     13. Application of Proceeds. The proceeds of any sale of all or any part of the Shares, and any other cash at the time held by Pledgee under this Agreement, shall be applied by Pledgee in the following order:

          (a)  to the payment of the reasonable costs
     and expenses of any such sale, including sales commissions paid by Pledgee and their agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Pledgee in connection herewith;

          (b)  to the payment of the amounts then due
     and unpaid on the Obligations in such order as Pledgee may determine; and

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          (c)  to Pledgor, her estate, heirs,
     beneficiaries, successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     14. Pledge Absolute. This Agreement and the pledge and security interest provided for hereunder shall be absolute and unconditional, irrespective of the regularity, validity or enforceability of the Obligations and shall not be affected or impaired by any compromise, release, renewal, extension, indulgence, alteration, change in or modification of the Obligations. Upon the occurrence of an Event of Default as defined in this Agreement, there shall be no obligation on the part of Pledgee at any time to resort for payment to Pledgee before proceeding to exercise its rights under this Agreement with respect to the Shares, or to resort to any other collateral security or other rights or remedies whatsoever and Pledgee shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization for, or upon any of the foregoing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                         PLEDGEE

                         PERSONNEL MANAGEMENT, INC.


                         By /s/ Don R. Taylor
                           Don R. Taylor, President

                         PLEDGOR


                         /s/ Elizabeth McFarland
                         Elizabeth McFarland

0669\EDGAR\PLEDGE.AGR